                                                                   EXHIBIT 3(b)




                     PACIFIC MUTUAL LIFE INSURANCE COMPANY
                      VARIABLE CONTRACT SELLING AGREEMENT


         This Agreement ("Agreement") is made as of _______________________, 19__ by and among PACIFIC MUTUAL LIFE INSURANCE COMPANY ("Pacific Mutual"), PACIFIC MUTUAL DISTRIBUTORS, INC. ("Distributor"), a broker/dealer registered with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and a member of the National Association of Securities Dealers Regulation, Inc. ("NASD"), ________________________________________________________ ("Broker/Dealer"), and
each undersigned agency included on the attached Schedule (jointly and severally referred to herein as "Agency"); Broker/Dealer and Agency jointly and severally hereinafter referred to collectively as "Selling Entities".

         This Agreement is for the purpose of providing for the distribution of certain variable life insurance policies and/or annuity contracts set forth in Schedule A hereto and of any successor additional SEC registered products (as discussed in Paragraph 3 of this Agreement) issued by Pacific Mutual and distributed by Distributor through representatives who are both (a) state insurance licensed and appointed agents of Pacific Mutual and associated with the Agency and (b) NASD registered representatives of Broker/Dealer who are appropriately licensed both with the NASD and with the relevant states. The variable life insurance and/or annuity contracts set forth in Schedule A hereto, as such Schedule may be amended and/or restated from time to time to include any successor or additional SEC registered insurance products, and together with any riders or endorsements to such policies and contracts, certificates relating to such policies and contracts, supplemental contracts, and forms, are referred to collectively herein as the "Contracts".

1.       APPOINTMENT
         In consideration of the mutual promises and covenants contained in this Agreement, Pacific Mutual and Distributor appoint Selling Entities and those persons associated with Selling Entities who are NASD registered representatives of Broker/Dealer and state insurance licensed agents of Agency and appointed by Pacific Mutual to solicit and procure applications for the Contracts.

         These appointments are not deemed to be exclusive in any manner and extend only to those jurisdictions, set forth in Schedule B hereto as such Schedule B may be amended from time to time by Pacific Mutual in its sole discretion, where the Contracts specified in such Schedule B have been approved for sale.

         From time to time, Pacific Mutual will provide Selling Entities with information regarding the jurisdictions in which Pacific Mutual is authorized to solicit applications for the Contracts and any limitations on the availability of such Contracts in any jurisdiction.

2.       RESPONSIBILITIES
         Selling Entities are authorized to collect the premium on the Contracts and must remit such premiums to Pacific Mutual in the manner set forth in the applicable Compensation Schedule set forth in the applicable Schedule D. Contract applications shall be taken only on preprinted, state-appropriate application forms in accordance with state, federal and self-regulatory laws, rules, regulations and guidelines, supplied by Pacific Mutual. All completed applications, supporting documents and payments are the sole property of Pacific Mutual and must be promptly delivered to Pacific Mutual. All applications are subject to acceptance by Pacific Mutual at its sole discretion.

3.       NEW PRODUCTS
         Distributor may propose and Pacific Mutual may issue additional or successor products, in which event Broker/Dealer will be informed in writing of the new product and its related Compensation Schedule. If Broker/Dealer does not indicate approval of the new product(s) or the terms contained in its related Compensation Schedule, Broker/Dealer will be deemed to have thereby rejected the proposal(s) to distribute such new product(s). If Broker/Dealer approves the new product, the Compensation Schedule will be deemed accepted and


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
shall be attached to and made a part of this Agreement as an amendment or addendum to the applicable Schedule D, or as a new Schedule D hereto, and (b) to the amendment of Schedules A and B to this Agreement to name such new product(s) and to identify where their offer and sale has been approved.

4.       SUBAGENTS
         Agency is authorized to appoint Subagents to solicit sales of the Contracts ("Subagents"); provided, however, that Pacific Mutual shall have the right in its sole discretion to terminate the appointment of any Subagent upon notice from Pacific Mutual to Agency. Agency warrants that no Subagent shall commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract unless, at the time of such solicitation or aid, such Subagent is appropriately licensed for such product under applicable insurance laws and is an NASD registered representative of Broker/Dealer.

         Selling Entities each represent that they have, for each Subagent, fulfilled all requirements set forth in the form of general letter of recommendation set forth in Schedule C hereto; and agree, upon reasonable request by Pacific Mutual, to furnish proof of such fulfillment as Pacific Mutual may require.

         Any direct contact with Subagents will require the prior approval of the Broker/Dealer.

5.       SALES MATERIAL
         No party to this Agreement nor any of their respective Subagents, officers, directors, employees, affiliates, representatives or agents shall utilize in their marketing efforts for the Contracts any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters without the prior consent of the other party; provided, however, that an updated printed prospectus, statement of additional information, and any supplement or amendment thereto, and annual and semi-annual reports may be used without specific approval. In order for any party to review and approve materials not produced by the other party, the submitting party must provide the other party with evidence that any material proposed to be used was filed with the NASD in accordance with applicable rules and copies of correspondence with the NASD relating to the proposed material.

         Pacific Mutual and Distributor will not publicize the name of the Selling Entities in required regulatory filings without the prior consent of the Selling Entities, such consent not to be unreasonably withheld.

6.       RECORDS
         In accordance with the requirements of federal and state laws and rules of applicable self-regulatory organizations ("SROs") as defined in the Exchange Act including but not limited to the Rules of Fair Practice of the NASD ("NASD Rules"), Selling Entities shall maintain complete records concerning the sale of the Contracts, information regarding the customs relating to the sale and/or servicing of the Contracts, including the manner and extent of distribution of any sales, marketing or other solicitation material, shall make such records and files available to staff of Pacific Mutual or Distributor at such times as Pacific Mutual or Distributor may reasonably request and shall make such material available to personnel of state insurance departments, the NASD or other regulatory agency, including the SEC, Office of the Comptroller of Currency and Office of Thrift Supervision that have regulatory authority over Pacific Mutual or Distributor.

7.       DELIVERY OF PROSPECTUSES
         Selling Entities warrant that solicited and unsolicited transactions, specifically including any solicitation effected by any Subagent, will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation or upon confirmation of a sale and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. Pacific Mutual and Distributor shall furnish Selling Entities, at no cost to Selling Entities, reasonable quantities of prospectuses and such other material as Pacific Mutual and Distributor deem necessary to aid in the solicitation of Contracts.

8.       BROKER/DEALER REPRESENTATIONS
         The representations, warranties and covenants of Broker/Dealer set forth in this Agreement are continuous during the term of this Agreement and Broker/Dealer agrees to notify each of Pacific Mutual and


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
Distributor immediately, in writing, if, at any time during the course of this Agreement, any of the representations, warranties or covenants set forth herein become inaccurate or untrue of the facts related thereto.

         Broker/Dealer represents, warrants and covenants that:

         (a) Broker/Dealer is registered with the SEC as a broker/dealer under the Exchange Act, a member of the NASD and will, throughout the duration of this Agreement, remain in compliance with the requirements of the NASD and of the Exchange Act, including but not limited to laws requiring that the Broker/Dealer and each of its Subagents/registered representatives be appropriately securities registered, insurance licensed and appointed by Pacific Mutual, and such other applicable federal or state laws;

         (b) Broker/Dealer is affiliated with Agency, is an associated person of Broker/Dealer which is an entity properly licensed under the insurance laws of the jurisdiction(s) in which Broker/Dealer will act under this Agreement; and Agency is an associated person of Broker/Dealer.

         (c) Broker/Dealer has established, pursuant to NASD Bylaws and Conduct Rules, rules, procedures, and supervisory and inspection techniques necessary to train and to supervise diligently the activities of its NASD registered representatives who are state insurance licensed and appointed agents of Pacific Mutual;

         (d) Broker/Dealer shall ensure that no registered representative of Broker/Dealer, including any Subagent, shall sell or recommend for sale any Contract to any person without reasonable grounds for believing, after appropriate inquiry, that the purchase of that Contract is suitable for that person;

         (e) Upon request by Pacific Mutual and Distributor, Broker/Dealer will furnish such appropriate records as are necessary to document the training, licensing and diligent supervision required by subparagraph (b) above, and client suitability determinations required by subparagraph (c) above.

9.       AGENCY REPRESENTATIONS
         The representations, warranties and covenants of Agency set forth in this Agreement are continuous during the term of this Agreement and Agency agrees to notify each of Pacific Mutual and Distributor immediately, in writing, if, at any time during the course of this Agreement, any of the representations, warranties or covenants set forth herein become inaccurate or untrue of the facts related thereto.

         Agency represents, warrants and covenants that it will, and will cause each Subagent to, comply fully with the requirements of state insurance law and applicable federal laws, including but not limited to assuring appropriate state insurance licensing and appointment by Pacific Mutual, and will establish rules and procedures necessary to supervise diligently the activities of licensed and appointed agents of Pacific Mutual associated with Agency. Upon request by Pacific Mutual or Distributor, Agency will furnish such appropriate records as are necessary to document such diligent supervision.

10.      PACIFIC MUTUAL REPRESENTATIONS
         Pacific Mutual represents that the prospectus(es) and registration statement(s) relating to the Contracts that are and shall be in effect from time to time contain no untrue statements of material fact and do not omit to state material facts, the omission of which makes any statement contained in such prospectus(es) and registration statement(s) misleading.

11.      COMPENSATION
         11.1 Pacific Mutual, through Distributor, will remit to Broker/Dealer or Agency compensation as set forth in the applicable Schedule D hereto, which payments or termination thereof shall be governed by the administrative rules established by Pacific Mutual in its sole discretion. Selling Entities shall pay all Subagents. Pacific Mutual reserves the right not to pay compensation on a Contract, the premium for which is paid in whole or in part by the loan or surrender value of any other life insurance policy or annuity contract issued by Pacific Mutual.


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
         11.2 Pacific Mutual may offset, against any claim for commission and any other compensation payable to Broker/Dealer or Agency under this Agreement, any existing or future indebtedness of, respectively, Broker/Dealer or Agency, whether fixed or contingent, whether such indebtedness arises under this Agreement or otherwise. Such indebtedness shall constitute a first lien against any such compensation. Neither Broker/Dealer nor Agency may offset, against any such indebtedness, any compensation accruing under this Agreement.

12.      COMPLAINTS AND INVESTIGATIONS
         All parties to this Agreement agree to cooperate fully in any banking, insurance or securities regulatory investigation or proceeding or judicial proceeding with respect to Pacific Mutual, Distributor, Broker/Dealer and/or Agency, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with the Contracts distributed under this Agreement. Without limiting the foregoing:

         (a) Each party to this Agreement shall promptly notify the other parties to this Agreement of any complaint or comment regarding the Contracts and/or any allegation that Selling Entities or any of its Subagents/ representatives violated any law, regulation or rule in soliciting applications for or servicing the Contracts. Selling Entities shall promptly investigate such complaint or allegation, take appropriate remedial measures and notify Pacific Mutual and Distributor of same. Selling Entities shall provide Pacific Mutual and Distributor with full details of and correspondence relating to any of the foregoing, including copies of all legal documents pertaining thereto.

         (b) Selling Entities shall cooperate fully with Pacific Mutual and Distributor in any regulatory proceeding or judicial proceeding involving the solicitation of applications for or the servicing of Contracts by the Selling Entities or any of their representatives.

13.      INDEMNIFICATION
         13.1 Pacific Mutual and Distributor agree to indemnify and hold harmless Selling Entities, their officers, directors, agents and employees, against any and all losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the Exchange Act, the Investment Company Act of 1940, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Pacific Select Fund (the "Fund") filed pursuant to the Securities Act, or any prospectus included as a part thereof, as from time to time amended and supplemented, or in any advertisement or sales literature provided by Pacific Mutual and Distributor.

         13.2 Selling Entities agree to, jointly and severally, hold harmless and indemnify Pacific Mutual and Distributor and any of their respective affiliates, employees, officers, agents and directors (collectively, "Indemnified Persons") against any and all claims, liabilities and expenses (including, without limitation, losses occasioned by any rescission of any Contract pursuant to a "free look" provision or by any return of initial purchase payment in connection with an incomplete application), including, without limitation, reasonable attorneys' fees and expenses and any loss attributable to the investment experience under a Contract, that any Indemnified Person may incur from liabilities resulting or arising out of or based upon (a) any untrue or alleged untrue statement other than statements contained in the registration statement or prospectus relating to any Contract,
(b) (i) any inaccurate or misleading, or allegedly inaccurate or misleading sales material used in connection with any marketing or solicitation relating to any Contract, other than sales material provided preprinted by Pacific Mutual or Distributor, and (ii) any use of any sales material that either has not been specifically approved in writing by Pacific Mutual or Distributor or that, although previously approved in writing by Pacific Mutual or Distributor, has been disapproved, in writing by either of them, for further use, or (c) any act or omission of a Subagent, director, officer or employee of Selling Entities, including, without limitation, any failure of Selling Entities or any Subagent to be registered as required as a broker/dealer under the 1934 Act, or licensed in accordance with the rules of any applicable SRO or insurance regulator.


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
14.      FIDELITY BOND
         Selling Entities each represent and covenant that all directors, officers, employees and Subagents of Selling Entities licensed pursuant to this Agreement or who have access to funds of Pacific Mutual are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a bonding company rated A- or better from A.M. Best or equivalent rating from another nationally recognized statistical rating organization. This bond shall be maintained at Broker/Dealer's and/or Agency's expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules, and endorsed to extend coverage to life insurance and annuity transactions. Selling Entities acknowledge that Pacific Mutual may require evidence that such coverage is in force, and Broker/Dealer or Agency shall promptly give notice to Pacific Mutual of any notice of cancellation or change of coverage.

         Selling Entities each assign any proceeds received from the fidelity bond company, error and omissions or other liability coverage, to Pacific Mutual to the extent of Pacific Mutual's loss due to activities covered by the bond. If there is any deficiency, Selling Entities will promptly pay Pacific Mutual the amount of such deficiency on demand. Selling Entities each shall indemnify and hold harmless Pacific Mutual from any such deficiency and from the cost of collection.

15.      LIMITATIONS OF AUTHORITY
         The Contract forms are the sole property of Pacific Mutual. No person or party other than Pacific Mutual has the right or authority to: (i) make, alter, modify, discharge or rescind any policy, Contract, certificate, supplemental contract or form issued by Pacific Mutual; (ii) waive or modify any provision with respect to any Contract or policy; (iii) incur indebtedness or liability, or expend or contract for expenditure of any funds on behalf of Pacific Mutual or the Contracts; (iv) extend the time for payment of any premiums, bind Pacific Mutual to reinstate any terminated Contracts, or accept notes for payment of premiums; (v) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Pacific Mutual; or
(vi) institute or file any response to any legal proceeding in connection with any matter pertaining to the Contracts on behalf of Pacific Mutual without the prior written consent of Pacific Mutual (except that if Selling Entities themselves are named as a party or parties in such proceedings each named party may enter into legal proceedings on its own behalf without the written consent of Pacific Mutual).

16.      GENERAL PROVISIONS
         16.1    WAIVER
         Failure of any of the parties to insist promptly upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

         16.2    INDEPENDENT CONTRACTORS
         Selling Entities are each an independent contractor and not an employee or subsidiary of Pacific Mutual or Distributor. Nothing contained in this Agreement or otherwise shall be deemed to make any registered representative of Broker/Dealer or any Subagent appointed by Agency an employee or agent of Pacific Mutual or Distributor for tax or any other purposes. Neither Pacific Mutual nor Distributor shall have any responsibility for training or supervision of any such Subagent or registered representative or of any other employee or affiliate of any Selling Entities.

         16.3    ASSIGNMENT
         No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without prior written consent of Pacific Mutual and Selling Entities. Any purported assignment in violation of this Paragraph 16.3 is void.

         16.4    NOTICE
         Any notice required or otherwise given pursuant to this Agreement may be given electronically by facsimile or electronic mail (but not orally by telephone) or by mail, postage paid, (including any express mail service), transmitted to the last address communicated by the receiving party to the other parties to this Agreement. The current address for mailing purposes of this Agreement shall be set forth on the signature page.


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
         16.5    SEVERABILITY
         To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provisions of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

         16.6    AMENDMENT
         Except as expressly provided herein, this Agreement may be amended only by a writing signed by all parties. The Schedules hereto may be amended by Pacific Mutual or Distributor upon 10 days' written notice to Broker/Dealer which shall be deemed received the earlier of actual receipt or 10 days after mailing or transmission. The submission of an application for the Contracts by Selling Entities after the date of any such amendment shall constitute such party's agreement to such amendment. No amendment will impair the right to receive commissions as accrued with respect to Contracts issued and applications procured prior to the amendment.

         16.7    TERMINATION
         This Agreement may be terminated by any party for any reason upon 30 days' prior written notice. It may be terminated, for cause, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued with respect to applications procured prior to the termination except as otherwise specifically provided in the applicable Schedule D hereto.

         16.8    SURVIVAL
         All representations and warranties made in or pursuant to this Agreement and the provisions of Paragraphs 11, 12 and 14.10 of this Agreement shall survive the termination of this Agreement.

         16.9    ARBITRATION AND GOVERNING LAW
         The parties agree that, to the extent permitted by law, any controversy related to the Agreement or breach thereof shall be submitted to arbitration conducted under the Code of Arbitration of the NASD. This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to the conflict of law provisions thereof. Broker/Dealer and Agency consent to the jurisdiction of the courts of the State of California and to the jurisdiction of federal courts located within California.

         16.10   PROPRIETARY INFORMATION
         Selling Entities acknowledge that information pertaining to any Distributor program or service is proprietary in nature and belongs exclusively to Distributor. Selling Entities agree that they will not disclose any information concerning Distributor programs or services to any person, for consideration or otherwise, unless (a) Pacific Mutual or Distributor has authorized such disclosure in writing or (b) if such disclosure is expressly required by state or federal regulatory authorities and Pacific Mutual and Distributor have received notice, in writing, of such disclosure.

         16.11   ENTIRE AGREEMENT
         This Agreement shall constitute the entire agreement among the parties and supersedes all prior agreements and understandings, whether written or verbal.


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
         By signing below, each of the undersigned agrees to have read and be bound by the terms and conditions of this Agreement. Each of the undersigned acknowledges receipt of a copy of this Agreement.


PACIFIC MUTUAL LIFE INSURANCE COMPANY
700 Newport Center Drive
Newport Beach, CA  92660


By:_________________________________________________________
Name:_______________________________________________________
Title:______________________________________________________


By:_________________________________________________________
Name:_______________________________________________________
Title:______________________________________________________


PACIFIC MUTUAL DISTRIBUTORS, INC.
700 Newport Center Drive
Newport Beach, CA  92660


By:_________________________________________________________
Name:_______________________________________________________
Title:______________________________________________________


By:_________________________________________________________
Name:_______________________________________________________
Title:______________________________________________________


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
_________________________________          _________________________________
GENERAL AGENT                              GENERAL AGENT

By:______________________________          By:______________________________
Signature                                  Signature

Title:___________________________          Title:___________________________
Date:____________________________          Date:____________________________


_________________________________          _________________________________
GENERAL AGENT                              GENERAL AGENT

By:______________________________          By:______________________________
Signature                                  Signature

Title:___________________________          Title:___________________________
Date:____________________________          Date:____________________________


_________________________________          _________________________________
GENERAL AGENT                              GENERAL AGENT

By:______________________________          By:______________________________
Signature                                  Signature

Title:___________________________          Title:___________________________
Date:____________________________          Date:____________________________

_________________________________          _________________________________
GENERAL AGENT                              GENERAL AGENT

By:______________________________          By:______________________________
Signature                                  Signature

Title:___________________________          Title:___________________________
Date:____________________________          Date:____________________________

_________________________________          _________________________________
GENERAL AGENT                              GENERAL AGENT

By:______________________________          By:______________________________
Signature                                  Signature

Title:___________________________          Title:___________________________
Date:____________________________          Date:____________________________

                                                                      SCHEDULE A


                     PACIFIC MUTUAL LIFE INSURANCE COMPANY

                      CONTRACTS COVERED BY THIS AGREEMENT



Contract Name                                               Contract Number
-------------                                               ---------------

Pacific Innovations                                         96-00





Date:_____________________________





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                                                                      SCHEDULE B



                             JURISDICTIONS IN WHICH
                     PACIFIC MUTUAL LIFE INSURANCE COMPANY
                       IS APPROVED FOR SALE OF CONTRACTS
                           COVERED BY THIS AGREEMENT



CONTRACT                                           JURISDICTIONS
--------                                           -------------

Pacific Innovations                                [To be completed at signing]





Date:_____________________________





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                                                                      SCHEDULE C

                        GENERAL LETTER OF RECOMMENDATION

Selling Entities hereby certify to Pacific Mutual that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as Subagents ("Applicant") submitted by Agency. Selling Entities will, upon request, forward proof of compliance with same to Pacific Mutual in a timely manner, including but not limited to general background check information, NASD background information/reports, fingerprint reports, etc. Selling Entities will promptly forward Form U-5 termination notice with respect to Applicant if Broker/Dealer is required to file one for Applicant.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Our inquiries and investigations were sufficient to meet the requirements of requisite state insurance regulation, federal securities regulation and NASD requirements.
Each individual is trustworthy, competent, and qualified to act as an agent for Pacific Mutual, and to hold himself out in good faith to the general public.
We vouch for each applicant.

2. We have on file a B-300, B-301 or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

         The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license, and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his or her picture, signature, and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to Pacific Mutual are those of the applicant and that the securities registration and any insurance licenses are true copies of the original.

5. We hereby warrant that the applicant is not applying for a license with Pacific Mutual in order to place insurance chiefly or solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

6. We certify that each applicant will receive close and adequate supervision in compliance with Selling Entities' written supervisory procedures, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

8. We certify that Selling Entities and applicant shall have entered into a written agreement pursuant to which: (i) applicant is appointed a Subagent of Agency and a registered representative of Broker/Dealer; (ii) applicant agrees that his/her selling activities relating to securities-regulated Contracts shall be under the supervision and control of Broker/Dealer and his/her selling activities relating to all other Contracts shall be under the supervision and control of Agency; and (iii) applicant's right to continue to sell such Contracts is subject to his/her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Entities.


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                                                                    SCHEDULE D-1

                           COMPENSATION SCHEDULE FOR
           PACIFIC INNOVATIONS ANNUITY - INDIVIDUAL FLEXIBLE PREMIUM
                     VARIABLE ACCUMULATION DEFERRED ANNUITY
                                  (FORM 96-00)

This Schedule D-1 is attached to and made a part of the Agreement to which it is attached. It is subject to the terms and conditions of the Agreement. Pursuant to the Selling Agreement, Pacific Mutual and Distributor have the right to terminate or amend this Schedule D-1 at their sole discretion (See Paragraph 16.6). In no event shall Pacific Mutual be liable for the payment of any compensation with respect to any solicitation made, in whole or in part, by any person no appropriately licensed and registered prior to the commencement of such solicitation.

Selling Entities shall forward to Pacific Mutual the first full payment collected by Agency and Broker/Dealer, without deduction for compensation.

Selling Entities agree to promptly deliver Contracts and hold Pacific Mutual harmless from and against any claim arising from market loss resulting from delivery by Agency to the Contract owner as a result of late delivery.

After a change of Compensation Schedule or a change of Broker/Dealer, compensation due on existing Contracts shall be payable to the Agency or Broker/Dealer in accordance with the Schedule D-1 in effect at that time. Moreover, when a Contract owner terminates a Broker/Dealer, no further commissions or compensation due on existing Contracts after termination shall be payable to the Agency or Broker/Dealer after the notice of termination is received and accepted by Pacific Mutual.

1.       COMPENSATION ELECTION

The undersigned Broker/Dealer may elect below the compensation schedule under which commission payments will be based. Broker/Dealer may elect to be paid under Option A and/or Option B. If both Option A and Option B are elected, compensation will be payable under the Option elected by the Subagent/Registered Representative. If the Registered Representative does not elect an Option for compensation under an individual Contract, compensation will be paid under the default Option elected by Broker/Dealer. If no Option is indicated below, this Selling Agreement will be treated as if both Options were elected. If no default Option is elected, Option B will be the default Option.

                                                   OPTION A                  OPTION B
                                                   --------                  --------
Commission percent of premium
  (See [paragraph] 2):                            6.50%                     5.50%
Trail Commission (See [paragraph] 3):              ---                       0.25%,  thereafter
Commission reduction age (See [paragraph] 4):       75                        75
Option Elected:                                    [  ]                      [  ]
Default Option:                                    [  ]                      [  ]

2.       COMMISSION CALCULATION:    Commissions based on premium will be
calculated only on premium actually received and accepted by Pacific Mutual. Commissions will be paid only on an earned basis.

3. TRAIL COMMISSION: Under Option B, no trail commissions will be paid until after the end of the first Contract year. At that time, quarterly trail commissions will be paid at the annual rate of 0.25% of the Contract's accumulated value less any Contract debt at the beginning of the Contract quarter, starting with the fifth Contract quarter. Trail commissions will be payable on the next commission cycle at the beginning of each Contract quarter, provided the Contract is in force on such commission cycle date.


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4.       COMMISSION RATE CHANGE:  The commission rate on premium received will be reduced by 0.2% for each year the annuitant's attained age exceeds age 75 to age 85. For example, at age 80, the commission rate is 5.5% under Option A and 4.5% under Option B. If there are joint annuitants, the younger annuitant's attained age will be used. For purposes of this section, attained age shall be determined as of the date that premium is actually received by Pacific Mutual. Attained age shall be as defined in the Contract.

5. COMPENSATION PAYMENTS: Compensation on initial premium will be due to the Agency and/or Broker/Dealer at the time of issuance of the Contract and for all other premium payments at the time of the receipt and acceptance of premium by Pacific Mutual. The amount, if any, and the time of payment of compensation on replacements, changes, exchanges and other special cases and programs will be governed by Pacific Mutual's underwriting and administrative rules then in effect. If the agent or their immediate family purchases a Contract, they may elect to have their commission withheld and instead an amount equal to Option A will be credited to the Contract. With respect to any Contract, or group of Contracts, that either Pacific Mutual or Distributor may, in its sole discretion, determine to be a special case, or for which at the time the application is submitted, the aggregate premium payment is greater than $500,000, Pacific Mutual and Distributor may determine that the commissions in this Schedule D-1 do not apply and establish an alternative commission schedule for such Contract or group of Contracts.

In the event Selling Entities become Agency or Broker/Dealer of record with respect to a Contract sold through another agency or broker/dealer, compensation for that contract will be based upon the compensation option election at time of sale of Contract, irrespective of Agency's or Broker/Dealer's choice of compensation.

6. COMMISSION CHARGEBACKS: In the event a Contract for which a commission has been paid is returned to Pacific Mutual or Distributor pursuant to a "free look" right in the Contract, Selling Entities shall reimburse Distributor 100% of commissions paid. In the event a Contract for which a commission has been paid is deemed to be distributed or surrendered by the Contract owner or a premium refunded by Pacific Mutual, Selling Entities shall reimburse Distributor 100% of commissions paid if the distribution, surrender or premium refund occurs within the first six months of the Contract and 50% of commissions paid if the distribution, surrender or premium refund occurs within the second six months of the Contract. In the event a Contract for which a commission has been paid is rescinded by Pacific Mutual, decided by Pacific Mutual in its sole discretion, Selling Entities shall reimburse Distributor 100% of the commissions paid. In the event Pacific Mutual determines that any Subagent/Registered Representative or Selling Entities engage in any sales practice which is detrimental to Pacific Mutual (as determined by Pacific Mutual), Pacific Mutual may elect to charge back commissions associated with the sale of Contracts associated with such practice or activity.

Distributor may deduct reimbursement amounts from any compensation otherwise due to Broker/Dealer and/or Agency by Pacific Mutual and/or Distributor. If the amount to be deducted exceeds compensation otherwise due, Broker/Dealer will promptly reimburse Distributor before the next commission cycle or within 10 business days from the date of mailing of a written demand for reimbursement, whichever is later. Broker/Dealer and Agency are jointly and severally liable for such chargebacks.



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